Exhibit (a)(1)(vi)
OFFER TO PURCHASE FOR CASH
All Outstanding
Ordinary Shares
American Depositary Shares representing Ordinary Shares
US$115,000,000 Convertible Notes due 2008
US$150,000,000 2.50% Convertible Subordinated Notes due 2008
of
STATS ChipPAC Ltd.
(Co. Reg. No. 199407932D)
by
Singapore Technologies Semiconductors Pte Ltd
(Co. Reg. No. 199503003D)
a wholly-owned subsidiary of
Temasek Holdings (Private) Limited
(Co. Reg. No. 197401143C)
pursuant to the Offer to Purchase, dated March 16, 2007

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 3:30 PM
SINGAPORE TIME, 3:30 AM NEW YORK CITY TIME, ON FRIDAY,
APRIL 13, 2007, UNLESS THE OFFER IS EXTENDED.
March 16, 2007
To Holders of American Depositary Shares of STATS ChipPAC Ltd.:
       Enclosed for your information is an Offer to Purchase, dated March 16, 2007 (the “Offer to Purchase”), and the related ADS Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), relating to the offer by Singapore Technologies Semiconductors Pte Ltd, a company incorporated with limited liability under the laws of Singapore (“STSPL”), a wholly-owned subsidiary of Temasek Holdings (Private) Limited, an exempt private company incorporated with limited liability under the laws of Singapore, to purchase all ordinary shares (“Ordinary Shares”) of STATS ChipPAC Ltd. (the “Company”), all American Depositary Shares of the Company representing Ordinary Shares (“ADSs”), all Convertible Notes due 2008 and all Convertible Subordinated Notes due 2008 (the Convertible Subordinated Notes due 2008, together with the Convertible Notes due 2008, the “Convertible Notes”) issued by the Company, each upon the terms and subject to the conditions set forth in the Offer to Purchase.
       We or our nominees are the holder of record of ADSs held for your account. A tender of such ADSs can be made only by us or our nominees as the holder of record and pursuant to your instructions. The ADS Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender your ADSs held by us for your account.

       Accordingly, we request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, pursuant to the terms and conditions set forth in the Offer.
       Additional information on the Offer and the procedures for tendering your ADSs can be obtained from the Information Agent for the Offer at + 1 212 929-5500 (Collect) or + 1 800 322-2885 (U.S. toll free).
       Capitalized terms used but not defined herein have the meaning provided in the Offer to Purchase.
       Your attention is directed to the following:

1. The Offer is being made for all outstanding Ordinary Shares, ADSs and Convertible Notes. STSPL will, upon the terms and subject to the conditions of the Offer, purchase the Ordinary Shares, ADSs and Convertible Notes, validly tendered and not withdrawn before the closing date of the Offer (the “Closing Date”), at 3:30 PM Singapore time, 3:30 AM New York City time, on Friday, April 13, 2007, or if the Offer is extended, the latest time and date at which the Offer, as so extended by STSPL, will expire.

2. The offer price for the ADSs is S$17.50 per ADS (each ADS representing 10 Ordinary Shares), subject to adjustment to S$18.80 per ADS as described in the Offer to Purchase, dated March 16, 2007, in each case in cash and without interest. Payments for ADSs accepted in the Offer will be made in U.S. dollars, unless you have validly instructed us to request the receipt of payment in Singapore dollars, in which case you will receive amounts payable to you pursuant to the Offer in Singapore dollars. Tendering holders will bear the risk of exchange rate fluctuations.

3. Tendering holders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the ADS Letter of Transmittal, transfer taxes on the purchase of Shares represented by ADSs by STSPL pursuant to the Offer. However, U.S. federal income tax backup withholding at a rate of 28% may be withheld, unless the required taxpayer identification information is provided. See Instruction 11 of the ADS Letter of Transmittal.
       If you wish to have us tender any or all of the ADSs held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the instruction form set forth below. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified on the instruction form set forth below. If you wish to receive payment for your ADSs in Singapore dollars, you must check the box provided in the instructions form below and either provide us with delivery instructions for wire transfer of Singapore dollars or agree to receive your Singapore dollar payment in an account we establish on your behalf, at your expense. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the Closing Date.
       Notwithstanding any other provisions of the Offer, in all cases, payment for your ADSs accepted in the Offer will be made only after timely receipt by the Tender Agent of (a) ADRs evidencing (or a Book-Entry Confirmation with respect to) such ADSs, (b) an ADS Letter of Transmittal, properly completed and duly executed, with any required signature guarantees (or, in the case of a tender by means of a Book-Entry Confirmation, an Agent’s Message in lieu of the ADS Letter of Transmittal), and (c) any other documents required by the ADS Letter of Transmittal. Under no circumstances will interest be paid by STSPL on the purchase price of the Ordinary Shares represented by your ADSs, regardless of any extension of the Offer or any delay in making such payment.

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       The Offer is made to holders of ADSs solely by the Offer to Purchase and the related ADS Letter of Transmittal and any amendments or supplements thereto. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of securities in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

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OFFER TO PURCHASE FOR CASH
All Outstanding
Ordinary Shares
American Depositary Shares representing Ordinary Shares
US$115,000,000 Convertible Notes due 2008
US$150,000,000 2.50% Convertible Subordinated Notes due 2008
of
STATS ChipPAC Ltd.
by
Singapore Technologies Semiconductors Pte Ltd
a wholly-owned subsidiary of
Temasek Holdings (Private) Limited
pursuant to the Offer to Purchase, dated March 16, 2007
       The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated March 16, 2007 (the “Offer to Purchase”), and the related ADS Letter of Transmittal (which, together with the Offer to Purchase, as amended or supplemented from time to time, constitute the “Offer”) relating to the offer by Singapore Technologies Semiconductors Pte Ltd, a company incorporated under the laws of Singapore (“STSPL”), a wholly-owned subsidiary of Temasek Holdings (Private) Limited, a company incorporated under the laws of Singapore, to purchase all ordinary shares (“Ordinary Shares”) of STATS ChipPAC Ltd. (the “Company”), all American Depositary Shares of the Company representing Ordinary Shares (“ADSs”) and all Convertible Notes due 2008 and all Convertible Subordinated Notes due 2008 issued by the Company (the Convertible Subordinated Notes due 2008, together with Convertible Notes due 2008, the “Convertible Notes”), each upon the terms and subject to the conditions set forth in the Offer to Purchase.
       This will instruct you to tender the number of ADSs indicated below (or if no number is indicated below, then all ADSs) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.
       The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any Ordinary Shares represented by ADSs submitted on my behalf to the Tender Agent will be determined by STSPL (which may delegate power in whole or in part to the Tender Agent) and such determination shall be final and binding.

Number of ADSs* to Be Delivered:

Account Number:	Signature(s):

Dated:	, 2007

Please Type or Print Name(s)

Please Type or Print Address(es) Here

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)
*Unless otherwise indicated, you are deemed to have instructed us to tender all ADSs held by us for your account.

SINGAPORE DOLLARS PAYMENT ELECTION

☐	By marking this box, I hereby request to receive payment for my ADSs tendered in the Offer in Singapore dollars.
and

☐	By marking this box, I hereby direct you to deliver the Singapore dollars paid for my ADSs to:
SINGAPORE DOLLARS PAYMENT DELIVERY INSTRUCTIONS

Name of Institution:

Address of Institution:

Telephone # of Institution:

Fax # of Institution:

Institution Routing Number:

Account Number:

Account Holder Name:

Account Holder Address:

Account Holder Telephone:

Account Holder Email:
or

☐	By marking this box, I hereby direct you to deliver the Singapore dollars paid for my ADSs to an account you establish on my behalf and at my expense.
Please return this form to the brokerage firm or other nominee maintaining your account.

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